UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

First Amended
Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 5, 2005

Galaxy Minerals, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-95549 (Commission File Number)	65-0974212 (I.R.S. Employer Identification No.)

500 Park Avenue, Suite 203 Lake Villa, Illinois 60046 (Address of principal executive offices) (zip code)

(847) 265-7600 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On August 11, 2005, the Company filed a Form 8-K reporting the dismissal of Dohan and Company, CPA's, P.A., as the Company’s independent accountants on August 5, 2005. Prior to filing the Form 8-K the Company had provided a copy of the filing to Dohan and Company, CPA's, P.A., and requested that they furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company, and, if not, stating the respects in which they do not agree. At the time the Company filed the original Form 8-K the Company had not received the requested letter from Dohan and Company, CPA’s, P.A.

The Company has now received the requested letter from Dohan and Company, CPA’s, P.A., and is filing this First Amended Form 8-K/A in order to file the letter, which is attached hereto as Exhibit 16.1.

The Company’s management is still in the process of interviewing new auditors and hopes to have a new auditor retained in the near future. Once a new auditor is retained the Company will file a Form 8-K with information regarding the new auditor, as required.

EXHIBITS

Item No.	Description

16.1	Letter dated August 17, 2005 from Dohan and Company, CPA’s, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Minerals, Inc.,
a Florida corporation

Dated: August 18, 2005	/s/ Matthew J. Symonds
By: Matthew J. Symonds
Its: President